Exhibit 99.1

Saddle Butte Pipeline, LLC

Consolidated Financial Statements

For the Nine Months Ended September 30, 2012 and 2011 (unaudited)

and for the Years Ended December 31, 2011 and 2010 (audited)

SADDLE BUTTE PIPELINE, LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Independent Auditor’s Report	2

Consolidated Balance Sheets – September 30, 2012 (unaudited), December 31, 2011 and 2010	3

Consolidated Statements of Operations – For the Nine Months Ended September 30, 2012 (unaudited) and 2011 (unaudited) and for the Years Ended December 31, 2011 and 2010	4

Consolidated Statements of Members’ Equity – For the Nine Months Ended September 30, 2012 (unaudited) and 2011 (unaudited) and for the Year Ended December 31, 2011	5

Consolidated Statements of Cash Flows – For the Nine Months Ended September 30, 2012 (unaudited) and 2011 (unaudited) and for the Years Ended December 31, 2011 and 2010	6

Notes to Consolidated Financial Statements	7

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Saddle Butte Pipeline, LLC

Durango, Colorado

We have audited the accompanying consolidated balance sheets of Saddle Butte Pipeline, LLC as of December 31, 2011 and 2010, and the related consolidated statements of operations, members’ equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Saddle Butte Pipeline, LLC as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended in conformity with U.S. generally accepted accounting principles.

Hein & Associates LLP

Denver, Colorado

November 9, 2012

SADDLE BUTTE PIPELINE, LLC

CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2012	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,904,421	$30,479,485	$27,590,737
Accounts receivable:
Gas gathering and processing	5,775,717	4,097,589	263,480
Other receivables	8,693,536	16,698,312	918,266
Prepaid expenses and other current assets	1,406,062	383,097	126,725
Other prepaid equipment	—	—	1,710,642
Pipeline inventory	14,763,011	19,514,930	1,120,690

Total current assets	53,542,747	71,173,413	31,730,540

PROPERTY AND EQUIPMENT:
Pipeline	74,239,200	57,375,360	—
Gas plant and facilities	53,568,593	53,567,175	—
Field equipment and machinery	6,882,630	6,443,704	—
Other facility costs	8,302,626	6,071,134	352,987
Vehicles and other equipment	1,718,023	1,403,283	802,538

	144,711,072	124,860,656	1,155,525
Less accumulated depreciation	(8,821,505)	(3,025,682)	(603,589)

	135,889,567	121,834,974	551,936
Construction work in progress	134,988,486	68,643,392	64,704,292

Net property and equipment	270,878,053	190,478,366	65,256,228

OTHER ASSETS	—	—	10,061

TOTAL ASSETS	$324,420,800	$261,651,779	$96,996,829

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,803,403	$30,801,296	$1,272,232
Accrued expenses	3,471,776	407,235	16,118,089
Deferred revenue	3,690,828	2,130,216	108,830

Total current liabilities	36,966,007	33,338,747	17,499,151

REVOLVING LINE OF CREDIT	10,000,000	—	—
SUBORDINATED PROMISSORY NOTE, RELATED PARTY	33,171,822	—	—
COMMITMENTS AND CONTINGENCIES (Note 7)
MEMBERS’ EQUITY:
Contributed capital	269,036,396	245,562,276	85,850,000
Accumulated deficit and distributions	(24,753,425)	(17,249,244)	(6,352,322)

Total members’ equity	244,282,971	228,313,032	79,497,678

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$324,420,800	$261,651,779	$96,996,829

The accompanying notes are an integral part of these consolidated financial statements.

SADDLE BUTTE PIPELINE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		FOR THE YEARS ENDED DECEMBER 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
REVENUE
Residue gas sales	$3,204,488	$3,343,932	$6,251,656	$—
Natural gas liquids sales	6,983,128	4,170,246	7,951,969	831,657
Crude oil sales	392,686,958	7,628,096	50,065,002	—
Gathering and processing fees	13,935,772	1,452,049	3,891,099	633,316
Pipeline construction fee revenue	574,079	431,228	451,820	—
Other plant revenue	1,155,642	190,439	663,515	—

Total operating revenue	418,540,067	17,215,990	69,275,061	1,464,973
COST OF PURCHASED GAS AND CRUDE OIL	403,918,944	15,088,769	64,810,939	794,758

NET MARGIN	14,621,123	2,127,221	4,464,122	670,215

OPERATING EXPENSES:
Field operating	2,951,791	356,742	1,031,710	661,145
Field maintenance	1,951,367	87,583	844,536	—
General and administrative	10,671,686	5,900,238	9,304,197	3,116,958
Depreciation and amortization	5,795,823	1,011,586	2,422,093	484,767
Impairment	—	—	1,754,098	—

Total operating expenses	21,370,667	7,356,149	15,356,634	4,262,870

LOSS FROM OPERATIONS	(6,749,544)	(5,228,928)	(10,892,512)	(3,592,655)

OTHER INCOME (EXPENSE):
Interest income	5	705	720	2,649
Interest (expense)	(754,642)	(8)	(5,130)	—
Other income (expense)	—	—	—	296

Total other income (expense)	(754,637)	697	(4,410)	2,945

NET LOSS	$(7,504,181)	$(5,228,231)	$(10,896,922)	$(3,589,710)

The accompanying notes are an integral part of the consolidated financial statements.

SADDLE BUTTE PIPELINE, LLC

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 (UNAUDITED)

AND 2011 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2011

	CONTRIBUTED CAPITAL	SUBSCRIPTIONS RECEIVABLE	DISTRIBUTIONS AND NET LOSS	TOTAL
BALANCE, January 1, 2010	$23,000,000	$—	$(2,762,612)	$20,237,388
Contributions	62,850,000	—	—	62,850,000
Net loss	—	—	(3,589,710)	(3,589,710)

BALANCE, December 31, 2010	85,850,000	—	(6,352,322)	79,497,678
Contributions	159,198,200	—	—	159,198,200
Member subscriptions for units	55,973,902	(55,973,902)	—	—
Unit option compensation expense	514,076	—	—	514,076
Net loss	—	—	(10,896,922)	(10,896,922)

BALANCE, December 31, 2011	301,536,178	(55,973,902)	(17,249,244)	228,313,032
Contributions	22,387,600	—	—	22,387,600
Member subscriptions for units	8,133,530	(8,133,530)	—	—
Unit option compensation expense	1,086,520	—	—	1,086,520
Net loss	—	—	(7,504,181)	(7,504,181)

BALANCE, September 30, 2012 (unaudited)	$333,143,828	$(64,107,432)	$(24,753,425)	$244,282,971

The accompanying notes are an integral part of the consolidated financial statements.

SADDLE BUTTE PIPELINE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		FOR THE YEARS ENDED DECEMBER 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,504,181)	$(5,228,231)	$(10,896,922)	$(3,589,710)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	5,795,823	1,011,586	2,422,093	484,767
Loss on disposal and impairment of capital assets	16,770	—	1,770,147	—
Unit option compensation expense	1,086,520	235,936	514,076	—
Changes in operating assets and liabilities:
Accounts receivable	6,326,648	(3,627,295)	(19,614,155)	(1,181,746)
Other current assets	(1,022,965)	(55,852)	1,454,270	(1,766,868)
Inventory	4,751,919	(16,617,657)	(18,394,240)	(1,120,690)
Other assets	—	—	—	(1,211)
Accounts payable and accrued expenses	2,066,648	(10,818,839)	13,818,210	16,534,338
Deferred revenue	1,560,612	—	2,021,386	108,830

Net cash provided by (used in) operating activities	13,077,794	(35,100,352)	(26,905,135)	9,467,710

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to pipeline and facilities	(86,103,920)	(79,421,437)	(128,653,508)	(56,620,964)
Additions to furniture, fixtures and equipment	(108,360)	(202,600)	(760,870)	(689,047)
Other non-current assets	—	10,060	10,061	—

Total cash used in investing activities	(86,212,280)	(79,613,977)	(129,404,317)	(57,310,011)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	22,387,600	124,705,700	159,198,200	62,850,000
Proceeds from long-term debt	43,171,822	—	—	—
Distributions to members	—	—	—	—

Net cash provided by financing activities	65,559,422	124,705,700	159,198,200	62,850,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,575,064)	9,991,371	2,888,748	15,007,699
CASH AND CASH EQUIVALENTS, beginning of period	30,479,485	27,590,737	27,590,737	12,583,038

CASH AND CASH EQUIVALENTS, end of period	$22,904,421	$37,582,108	$30,479,485	$27,590,737

SUPPLEMENTAL STATEMENT OF CASH FLOW DISCLOSURES:
Additions to pipeline and facilities through accounts payable	$84,388,770	$79,624,037	$122,948,798	$41,377,639

The accompanying notes are an integral part of the consolidated financial statements.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Business – Saddle Butte Pipeline, LLC is a midstream natural gas and crude oil gathering pipeline and processing company. Saddle Butte Pipeline, LLC gathers the natural gas and crude oil at the wellhead and transports the products to its crude terminal and gas processing plant in McKenzie County, North Dakota. The operations of the pipeline and facilities began in 2011. Saddle Butte Pipeline, LLC was formed on August 22, 2008. As an LLC, the members’ liability is limited to the amount their investment.

Basis of Presentation – The accompanying consolidated financial statements include the accounts of Saddle Butte Operating, LLC, Saddle Butte Assets, LLC, and Saddle Butte Fort Berthold Gathering, LLC, herein collectively referred to as the “Company” or “Saddle Butte.” All significant intercompany accounts and transactions have been eliminated in consolidation.

Liquidity – At September 30, 2012, the Company has had net losses since inception of approximately $24,653,000 (unaudited), and continues to fund operations and activities through member contributions and debt. Management believes that the positive cash flows that started in mid-2012, along with the commitment of additional member contributions, will allow the Company to continue its operations and expansion through 2013.

Use of Estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents – Cash and cash equivalents consist of highly liquid investments, with original maturities of three months or less. From time to time, these cash accounts may exceed federally insured limits.

Gathering and Gas Processing Receivable – The Company accrues for revenue generated from the sales of residue natural gas, natural gas liquids that are gathered, compressed and processed on its system and for transportation fees for the crude oil on its system. Management regularly reviews the transportation and processing receivable amounts for collectability and records its allowance for uncollectible receivables under the specific identification method. The Company recorded no allowance for uncollected receivables at September 30, 2012 (unaudited) or at December 31, 2011 and 2010.

The Company currently has gathering and processing contracts with eight producers, which accounts for all the revenue and receivables from these activities.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Receivables and Deferred Revenue – During 2012 and 2011, Saddle Butte Pipeline, LLC constructed extended facilities for producers connected to the gathering system. The construction activities were performed in accordance with the gathering contracts in place with the various producers. The cost of the facilities is billed as incurred at the Company’s cost plus an agreed-upon percentage margin. The progress billings resulted in an other receivable of $8.7 million (unaudited) and $16.7 million as of September 30, 2012 and December 31, 2011, respectively, and deferred revenue of $3.7 million (unaudited) and $2.1 million as of September 30, 2012 and December 31, 2011, respectively, which represents the agreed-upon percentage margin. The revenue will be recognized when the construction is complete. The Company has not recorded an allowance for uncollected receivables from these construction projects. These projects are with three producers.

During 2010, Saddle Butte Pipeline, LLC entered into an agreement to purchase 20 Lease Automatic Custody Transfer (LACT) units for a North Dakota producer. The 20 LACT units were not complete as of December 31, 2010; therefore, the payments made by the company were classified as other prepaid equipment of $1,710,642. The Company then progress billed the producer as stipulated in the agreement, resulting in an other receivable of $834,363 and deferred revenue of $108,830 as of December 31, 2010.

Fair Value of Financial Instruments – The Company’s financial instruments consist of cash and trade payables. The carrying value of cash and cash equivalents and trade payables are considered to be representative of their fair market value, due to the short maturity of these instruments.

Pipeline Inventory – Inventory consists of steel pipe, valves, fittings and materials which will be used on the construction of pipeline and gathering systems in North Dakota. These goods are valued at the lower of cost or market and no impairment has been recorded as of September 30, 2012 (unaudited) or at December 31, 2011 and 2010.

Property and Equipment – Property and equipment assets consist of all costs incurred for the construction of an oil and gas gathering and transportation system, a 40,000 Mcf/d gas processing plant, a crude terminal and 70,000 barrels of crude storage.

Renewals and betterments, which substantially extend the useful lives of the assets, are capitalized. All costs necessary to place an asset into operation are capitalized. Maintenance and repairs are expensed when incurred. Property and equipment is generally depreciated using the straight-line method over 3 to 20 years depending on the type of asset. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in income.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company evaluates impairment of its property and equipment to determine if the carrying value is recoverable based upon the undiscounted future cash flows. If it is not recoverable, an impairment is recorded for the difference between the carrying value and the fair value of the asset. Based upon this evaluation, an impairment of $0 (unaudited), $1.75 million and $0 was recorded at September 30, 2012, December 31, 2011 and 2010, respectively. This impairment is on wellhead gas processing units, which were utilized prior to the completion of the gathering system to capture natural gas liquids produced at the well.

Construction in Progress – Costs incurred for construction of oil and gas gathering and transportation systems in process and not operational are included in the account. No depreciation is recorded for these assets as they have not been placed in operations as of September 30, 2012 (unaudited), or at December 31, 2011 and 2010.

Asset Retirement Obligations – The Company accounts for asset retirement obligations by recording the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred, if a reasonable estimate of fair value can be made. The Company believes that a reasonable estimate of any asset retirement obligation cannot be made at this time.

Revenue Recognition – The Company generates its revenue from natural gas gathering, compression and processing, and the transportation of crude oil. The Company provides services under a fee-based arrangement.

Under fee-based arrangements, the Company receives a fee for gathering, processing and compression of natural gas and transportation of crude oil. The revenue the Company earns from these arrangements is generally directly related to the volume of crude oil and natural gas that flows through the Company’s systems and facilities and is not directly dependent on commodity prices. The Company takes title at the producer’s wellhead and sells at the crude terminal and gas processing plant.

The terms of the Company contracts vary based on gas quality conditions, the competitive environment when the contracts are signed, and customer requirements.

Gas and crude volumes received may be different from equivalent volumes delivered, resulting in imbalances. Imbalances as of September 30, 2012 (unaudited) and December 31, 2011 were immaterial.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes – The Company is a Limited Liability Company (LLC), therefore, no income tax provision is included in the accompanying consolidated financial statements. Any taxable income of the Company is reported in the respective tax returns of the Company members.

The Company has no significant uncertain tax positions in 2011 or 2010. The Company’s policy is to recognize accrued interest related to unrecognized tax benefits in interest expense, and to recognize tax penalties in operating expense. As of September 30, 2012 (unaudited) and December 31, 2011, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions and tax returns for the periods from 2008 to 2011 are still open to examination.

Share-Based Payments – The Company accounts for member unit options where the measurement and recognition of compensation expense for all share-based payment awards to members and employees is based on estimated fair values.

Reclassifications – Certain prior year balances have been reclassified to conform to current year presentation. Such reclassifications had no impact on net loss or members’ equity.

New Accounting Pronouncements – In April 2011, the Financial Accounting Standards Board (FASB) issued new guidance to achieve common fair value measurement and disclosure requirements between U.S. generally accepted accounting principles and International Financial Reporting Standards. This new guidance amends current fair value measurement and disclosure guidance to include increased transparency around valuation inputs and investment categorization. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not believe its adoption of the new guidance will have an impact on its consolidated financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. The new guidance allows an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes of shareholders’ equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. Subsequently, in December 2011, the FASB modified the June guidance to defer the requirement that companies present reclassification adjustments for each component of accumulated other comprehensive income (loss) in both net income and other comprehensive income. This guidance is effective for fiscal years and interim periods beginning after December 15, 2011.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	MEMBERS’ EQUITY:

Saddle Butte Pipeline, LLC is a Colorado LLC with membership interests owned by a group of investor members. For the year ended December 31, 2010, the members made $62,850,000 of cash contributions. For the year ended December 31, 2011, the members made additional cash contributions totaling $159,198,200. For the nine months ended September 30, 2012, the members have made additional cash contributions of $22,387,600 (unaudited).

During the first nine months of 2012, members and employees of the Company subscribed for 60,451 units (unaudited) at $100 per unit (unaudited) in exchange for non-recourse promissory notes. The subscription agreement calls for interest at 6% (unaudited). These subscriptions are due in 2019. The interest recognized on all subscribed units was $2,640,000 (unaudited) for the nine months ended September 30, 2012.

During 2011, members and employees of the Company subscribed for 547,200 units at $100 per unit in exchange for non-recourse promissory notes. The subscription agreement calls for interest at 6%, which resulted in $1,254,000 of interest recognized as of December 31, 2011. All subscriptions are due in 2018.

Stock Option Plan – The Company has adopted the 2008 Membership Unit Option Plan. Under the 2008 Plan, the maximum number of membership units that may be issued pursuant to exercise of options are 60,000.

The Black-Scholes option-pricing model was used to estimate the option fair values. This option-pricing model requires a number of assumptions, of which the most significant are, expected unit price volatility, the expected pre-vesting forfeiture rate and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was estimated based on industry comparables of other public energy companies. The expected option term is the life of the options.

The weighted average per share fair value of unit options granted during the period ended September 30, 2012 was $85.49 (unaudited). The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions (unaudited):

2012
Expected volatility	89%
Risk-free interest rate	1.86%
Expected dividends	—
Expected terms (in years)	10

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes unit options outstanding and activity as of and for the period ended September 30, 2012:

	Shares	Weighted Average Exercise Price
Outstanding at January 1, 2011	—	$—
Granted	47,000	$100
Forfeited	(1,300)	$100
Exercised	—	$—

Outstanding at December 31, 2011	45,700

Exercisable at December 31, 2011	—

	(unaudited )
Granted	13,250	$100
Forfeited	(1,500)	$100
Exercised	—	$—

Outstanding at September 30, 2012	57,450	(unaudited	)

Exercisable at September 30, 2012	8,767	(unaudited	)

The Company recorded compensation expense of $1,086,521 (unaudited) for the nine months ended September 30, 2012, and $514,076 for the year ended December 31, 2011 for the fair value of the options. The amounts of $3,308,502 (unaudited) and $3,392,937 of unrecognized compensation expense remains as of September 30, 2012 and December 31, 2011, respectively.

3.	RELATED PARTY TRANSACTIONS:

The Company entered into a management services agreement with Peak Energy Resources, LLC (Peak) on August 1, 2008. Peak is a related party with similar ownership. Pursuant to the agreement, Saddle Butte Pipeline, LLC is to compensate Peak Energy Resources, LLC based on Peak’s actual costs in providing certain services, which are to include an allocation of overhead for providing management services. The total paid by Saddle Butte Pipeline, LLC to Peak Energy Resources, LLC as of September 30, 2012 and as of December 31, 2011 and 2010 was $83,000 (unaudited), $226,000 and $282,000, respectively. The Company had outstanding payable balances due to Peak Energy Resources, LLC in the amounts of $85,000 (unaudited), $12,000 and $131,000 at September 30, 2012, December 31, 2011 and 2010, respectively.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	PROPERTY AND EQUIPMENT:

Gas plant, pipeline, and related equipment consisted of the following:

	September 30,	December 31,
	2012	2011	2010
	(unaudited)
Land	$265,367	$265,367	$—
Line pack	2,053,448	1,348,731	—
Right of way	5,144,608	3,712,338	—
Pipeline	74,239,200	57,375,360	—
Gas plant and facilities	53,568,593	53,567,175	—
Field equipment and machinery	6,882,630	6,443,704	—
Buildings	839,203	744,698	352,987
Vehicles	759,591	596,974	449,347
Office equipment	958,432	806,309	353,191

	$144,711,072	$124,860,656	$1,155,525

Accumulated depreciation	$8,821,505	$3,025,682	$603,589

Depreciation expense on property and equipment of $5,795,823 (unaudited), $2,422,093 and $484,767 was recorded by the Company for the nine months ended September 30, 2012 and the years ended December 31, 2011 and 2010, respectively.

5.	FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company accounts for its nonfinancial assets and liabilities measured on a nonrecurring basis by using a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 —	Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 —	Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs or significant value drivers are observable.

Level 3 —	Unobservable inputs that reflect the Company’s own assumptions.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis – Certain assets and liabilities are measured at fair value on a nonrecurring basis in our consolidated balance sheets, and the Company utilizes fair value measurement standards as they related to our nonfinancial assets and liabilities.

The following methods and assumptions were used to estimate the fair values for nonrecurring measurements made in 2011 and 2010:

Property and Equipment Impairments – The Company reviews its property and equipment for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying value of such property. The Company estimates the future cash flows expected in connection with the property and compare such future cash flows to the carrying amount of the property to determine if the carrying amount is recoverable. If the carrying amount of the property exceeds its estimated undiscounted future cash flows, the carrying amount of the property is reduced to its estimated fair value. Fair value may be estimated using comparable market data, a discounted cash flow method, or a combination of the two. In the discounted cash flow method, estimated future cash flows are based on management’s expectations for the future and include estimates of future oil and gas production, commodity prices based on published forward commodity price curves as of the date of the estimate, operating and development costs, and a risk-adjusted discount rate.

Measurement information for property and equipment measured at fair value on a nonrecurring basis in 2011 was as follows:

	Level 1	Level 2	Level 3
Field equipment and machinery	$–	$–	$6,443,704

6.	LONG TERM DEBT (UNAUDITED):

Revolving Line of Credit – Wells Fargo – On October 7, 2011, the Company entered into a credit agreement with Wells Fargo Bank, NA. The credit agreement initially was to be used for the issuance of letters of credit with the ability to move to a revolving line of credit within a year. On July 12, 2012, the agreement was modified into the revolving line of credit with $34.0 million available for borrowing and $4.0 million available for letter of credit. At September 30, 2012, the Company had $10.0 million outstanding on the facility and $300,000 in outstanding Letters of Credit. Letters of credit outstanding at December 31, 2011 totaled $4.75 million. Any balance outstanding on the credit facility is due October 7, 2014.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The interest rate for the amounts outstanding under the revolving line of credit is based on the current Prime Rate plus a margin determined by the Consolidated Total Leverage Ratio. At September 30, 2012, the interest rate was 5.75%. Interest on the amounts outstanding under the revolving line of credit is payable monthly. For the nine months ended September 30, 2012, the Company incurred interest expense of $119,000 and the Company capitalized interest costs of $45,000.

The agreement has various negative covenants that the Company must meet. At September 30, 2012 and December 31, 2011, the Company was in compliance with those covenants.

Subordinated Promissory Note – Related Party – On June 20, 2012, the Company entered into a subordinated credit agreement with Saddle Butte Pipeline II, LLC, a related party with similar ownership. The agreement allows the Company to borrow up to $32.5 million. At September 30, 2012, the Company had $32.1 million outstanding on the facility. The unpaid principal balance of this Subordinated Promissory Note is due October 1, 2015.

The interest rate for the amounts outstanding under the revolving line of credit is 15% and is payable quarterly. Per the Subordination Agreement with Wells Fargo, NA, the interest is treated as PIK Interest and is added to the principal amount owing under the Note. For the nine months ended September 30, 2012, the Company incurred interest expense of $1,072,000 and the Company capitalized interest costs of $445,000.

7.	COMMITMENTS AND CONTINGENCIES:

Lease Commitments – The Company leases office space under non-cancellable operating leases through March 2015. The Company leases office space in Durango, Colorado, Denver, Colorado, and Houston, Texas. The Company also leases gas compressor units from various vendors. These compressor leases have terms ranging from 1 to 2 years. It has been determined that these leases do not constitute capital leases. Future payments under these leases are as follows:

2012	$406,000
2013	1,692,000
2014	194,000
2015	10,000
2016	—

$2,302,000

Other – The Company may from time to time be involved in various other legal actions arising in the normal course of business. In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company. The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

SADDLE BUTTE PIPELINE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.	SUBSEQUENT EVENTS:

Subsequent events have been evaluated through November 9, 2012, the date the consolidated financial statements were issued.